Exhibit 23
Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re:        Ford Motor Company Registration Statement
  Nos. 333-138819, 333-153815 and 333-156630

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 27, 2011 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2010 and 2009 and for the year ended December 31, 2010.

/s/ Plante & Moran, PLLC
Southfield, Michigan
June 27, 2011